       p-i                UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K/A

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                          November 20, 1996
         Date of Report (Date of earliest event reported)

                            BRC HOLDINGS, INC.
      (Exact Name of Registrant as Specified in its Charter)

         Delaware                 0-8615            75-1533071
     (State or Other Jurisdiction   (Commission        (IRS Employer
          of Incorporation)          File Number)     Identification No.)


               1111 W. Mockingbird Lane
                    Suite 1500
                Dallas, Texas                         75247
        (Address of Principal Executive Offices)      (Zip Code)

                         (214) 688-1800
       (Registrant's Telephone Number, Including Area Code)

                              None
 (Former name, former address and former fiscal year, if changed since last report)

Background Information

This Form 8-K/A is amending and restating in its entirety the Form 8-K filed by BRC Holdings, Inc. ("BRC") dated November 20, 1996 (the "Original Filing"). In the Original Filing, BRC reported combined revenues and net income for BRC and The Pace Group, Inc. ("The Pace Group") for the ten months ended October 31, 1996. These results were reported based upon accounting for the September 5, 1996 merger of The Pace Group with a wholly-owned subsidiary of BRC as a pooling of interests. Subsequent to the Original Filing, BRC filed on a separate Form 8-K, dated December 15, 1996, a press release announcing its agreement to divest its election systems business unit. Consequently, BRC's continued treatment of the merger with The Pace Group as a pooling of interest is not consistent with Accounting Principles Board Opinion No. 16, "Business Combinations". Therefore, BRC submits this Current Report on Form 8-K/A to reflect the combined revenues and net income of BRC and The Pace Group for the ten months ended October 31, 1996, treating the merger as a purchase for accounting purposes.

The Original Filing is amended and restated in its entirety to reflect the following:

Item 5.   Other Events.

On September 5, 1996, BRC consummated the merger of The Pace Group with a wholly-owned subsidiary of BRC. Under the terms of the agreement, BRC issued 432,835 shares of its common stock in a tax-free exchange for all of the record and beneficial interests held by The Pace Group security holders. The Pace Group, headquartered in Dallas, Texas, provides consulting, development and management services to purchasers and providers of health care services. BRC accounted for the transaction as a purchase for accounting purposes.

The combined revenues and net loss for BRC and The Pace Group for the ten months ended October 31, 1996 were as follows:

       p-ii                                  (Unaudited, Restated)
                                                Ten months ended
                                                October 31, 1996

Revenues:

     BRC . . . . . . . . . . .                    $119,584,000
     The Pace Group. . . . . .                       1,697,000
          Total . . . . . . .                     $121,281,000

Net income (loss):

     BRC . . . . . . . . . . .                    $ (3,831,000)
     The Pace Group. . . . . .                         170,000
          Total . . . . . . .                     $ (3,661,000)

See accompanying Notes.

                              BRC HOLDINGS, INC.
                    NOTES TO THE COMBINED OPERATING RESULTS
                                 (Unaudited)

1. The combined operating results included herein have been prepared by BRC Holdings, Inc. (the "Company" or "BRC") without audit. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted. These combined operating results should be read in conjunction with the consolidated condensed financial statements and related notes contained in the Company's 1996 report on Form 10-Q/A for the period ended September 30, 1996 and the consolidated financial statements and related notes contained in the Company's 1995 annual report on Form 10-K. In the opinion of management, the combined operating results contain all adjustments necessary to present fairly the results of operations of the Company for the ten months ended October 31, 1996. These adjustments include recurring accruals and a pro rata portion of certain estimated expenses. Management believes the procedures followed in preparing these combined operating results are reasonable under the circumstances, but the accuracy of the amounts in the operating results are in some respects dependent upon facts that will exist and procedures that will be performed by the Company later in the fiscal year.

2. The results of operations for the ten months ended October 31, 1996 are not necessarily indicative of the results to be expected for the full year.

3. Results of operations for the ten months ended October 31, 1996 include a $15,266,000 pre-tax charge to earnings, primarily associated with the write-off of goodwill and other intangible assets of the Company's "HealthSource" technology outsourcing business unit within its Health Care division. The charge was determined in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for Long-lived Assets". The charge was a result of the cancellation of certain customer contracts with the Sisters of Providence Health System.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BRC HOLDINGS, INC.
                                         (Registrant)


                                    By


DATE: February 24, 1997             [S] J. L. Morrison
                                    J. L. Morrison
                                    President and Chief Operating
                                     Officer



DATE: February 24, 1997             [S] Thomas E. Kiraly
                                    Thomas E. Kiraly
                                    Chief Financial Officer
                                     (Principal Financial Officer
                                       and Principal Accounting Officer)